UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: November 30, 2015
(Date of earliest event reported)

CELLECTAR BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-36598	04-3321804
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3301 Agriculture Drive, Madison, Wisconsin 53716
(Address of principal executive offices)

(608) 441-8120
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On November 30, 2015, we convened our special meeting of stockholders (the “Meeting”) at our offices in Madison, Wisconsin. A total of 7,564,133 shares of our common stock outstanding as of October 23, 2015, the record date for the Meeting, were eligible to receive notice of and vote at the Meeting. A quorum of stockholders holding at least 3,782,067 shares were present, voting in person or by proxy.

Two proposals were presented for stockholder approval:

Proposal NO.1 – Approval under applicable NASDAQ rules of the issuance of more than 20% of our common stock outstanding in connection with the issuance of our common stock, exercise of Series B pre-funded warrants and Series A warrants

Pursuant to Nasdaq Marketplace Rule 5635(d), we are required to obtain stockholder approval prior to the issuance of securities in connection with a transaction other than a public offering involving the sale, issuance or potential issuance by us of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the shares of our common stock outstanding before the issuance if such issuance is for less than the greater of book or market value of the stock. This proposal was to obtain that approval. The voting was as follows:

For	Against	Abstain	Broker Non-Votes
4,437,554	29,640	5,612	187,102

The stockholders approved the issuance of more than 20% of our common stock outstanding in connection with the issuance on October 1, 2015 of our common stock, exercise of Series B pre-funded warrants and Series A warrants for the purchase of shares of our common stock.

Proposal NO. 2 – Approval of adjournment of the special meeting, if necessary, to seek additional proxies

The proxy statement for the special meeting also solicited proxies with respect to a proposal for the adjournment of the special meeting, if necessary to solicit additional proxies, in the event that there were not sufficient votes at the time of the special meeting to approve Proposal NO. 1. The Company determined at the time of the meeting that, as a result of the approval of Proposal NO. 1, a vote on Proposal NO. 2 was not necessary.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 1, 2015

CELLECTAR BIOSCIENCES, INC.

By:  /s/ Chad J. Kolean

Name: Chad J. Kolean

Title: Vice President and Chief Financial Officer

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